As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-297222

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTALPHA PLATFORM HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

7 Temasek Boulevard

Suntec Tower 1, #31-02

Singapore 038987

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (File No. 333-297222) of Antalpha Platform Holding Company (the “Company”) originally filed with the Securities and Exchange Commission on July 2, 2026 (as amended, the “Registration Statement”) is being filed for the purposes of (i) adding a summary of the principal risks associated with an investment in the Company’s securities to the Prospectus Summary section of the prospectus contained in the Registration Statement, (ii) revising the “Incorporation of Documents by Reference” section of the prospectus to conform the forward-incorporation clause to standard shelf-registration practice, (iii) filing Exhibits 4.2, 4.3, 4.4, 5.2 and 23.3, which were previously indicated as “to be filed,” (iv) filing refreshed versions of Exhibits 5.1, 23.1 and 23.2 dated as of the date of this Amendment, and (v) responding to the comments of the Staff of the Commission set forth in its letter dated July 13, 2026. Except as specifically amended hereby, the Registration Statement remains unchanged.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 PRELIMINARY PROSPECTUS (Subject to completion)

Dated July 29, 2026

Antalpha Platform Holding Company

$100,000,000

Class A Ordinary Shares

Debt Securities

Warrants

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in aggregate amount of (i) our Class A ordinary shares, par value $0.001 per share (“Class A ordinary shares”); (ii) debt securities, in one or more series, which may be senior or subordinated debt securities; and (iii) warrants to purchase our ordinary shares or debt securities (collectively, the “securities”). We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other types of securities listed above. The securities may be offered separately or together, in separate classes or series and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of the securities being offered.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods, in amounts, at prices and on terms determined at the time of the offering, including in connection with an “at the market” offering. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus.

Our Class A ordinary shares are listed on the Nasdaq Global Market under the symbol “ANTA.” On July 28, 2026, the last reported sale price of our Class A ordinary shares on the Nasdaq Global Market was $3.46 per share. There is currently no market for the other securities that we may offer hereunder. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We are a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries. Investors in our securities are purchasing equity interests in a Cayman Islands holding company. This structure involves unique risks to investors. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein.

We are both an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “foreign private issuer” as defined under the rules of the U.S. Securities and Exchange Commission, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the risk factors contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of certain risks that you should consider before purchasing any of the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.

We have not authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“we”, “us”, “our company”, “our”, “Antalpha” and the “Company” are to Antalpha Platform Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and, where the context requires, its consolidated subsidiaries;

●	“ordinary shares” are to our Class A ordinary shares, par value $0.001 per share;

●	“Nasdaq” is to the Nasdaq Global Market;

●	“SEC” is to the U.S. Securities and Exchange Commission;

●	“Securities Act” is to the U.S. Securities Act of 1933, as amended; and

●	“Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended.

Our reporting and functional currency is the U.S. dollar. References in this prospectus to “$”, “US$” and “U.S. dollars” are to the lawful currency of the United States.

ii

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus, or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. Before investing in any of our securities, you should carefully read this entire prospectus, including the section entitled “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, including our most recent Annual Report on Form 20-F. This prospectus contains certain estimates and information based on industry publications, surveys, and forecasts. This information involves a number of assumptions, estimates and limitations.

Our Company

We provide financing, technology and risk management solutions to the digital asset industry. As the primary lending partner for Bitmain, we are a provider of supply chain financing solutions to institutional and corporate participants in the Bitcoin mining industry, offering loans secured by Bitcoin and Bitcoin mining machines. We have developed a technology platform, Antalpha Prime, which enables our customers to apply for and manage their digital asset loans while allowing us to closely monitor collateral positions.

We empower institutions and corporations to expand their Bitcoin mining business with immediate access to mining machines and sizable financing that is not readily available from conventional financial institutions. We enable Bitcoin miners to find liquidity with loans on capital expenditures and operating costs so that they can hold onto their Bitcoin and better endure the market volatility of Bitcoin prices, also known as HODLing. Supply chain financing for the Bitcoin mining industry represents a significant and largely untapped market opportunity.

In addition, we are actively exploring potential opportunities in the artificial intelligence space, where we see meaningful alignment with our existing capabilities and long-term vision. Drawing on our deep expertise in supply chain financing, our strong network of technology and infrastructure partners, and our proven risk management framework, we believe we are well-positioned to extend our reach into AI-related ecosystems. While we are still assessing specific product configurations, we envision the possibility of developing tailored financing, technology, or platform solutions that support the growth of AI infrastructure and applications. We look forward to unlocking new value for our clients and partners by bridging the gap between traditional financing structures and the next generation of computing-driven industries, without limiting ourselves to any single use case or business model.

Recent Developments

We have been developing, as a natural extension of our technology platform, a Web3 AI agent, which is a new product designed to enable users to interact with blockchain networks, access on-chain data and execute crypto-related tasks through natural language. The initiative builds directly on our established position at the intersection of crypto financing, blockchain data and compute infrastructure, extending these capabilities into an adjacent opportunity. We believe our deep Web3 domain expertise and existing client relationships within the Bitcoin mining ecosystem provide a natural and differentiated foundation for this development.

In May 2026, we launched an early-stage version of the product in beta, and initial market testing is in process. We are currently focused on product development and market validation. Financial impact—from both a revenue and expense perspective—is not expected to be material in the near term.

Corporate Information

Antalpha Platform Holding Company was incorporated in the Cayman Islands in August 2023 as an exempted company with limited liability. Our principal executive offices are located at 7 Temasek Boulevard, Suntec Tower 1, #31-02, Singapore 038987. Our telephone number at this address is +65 6513 8815. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our website address is https://www.antalpha.com. The information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. As a result, our shareholders may not have access to certain information they may deem important. We could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Controlled Company

Antalpha Technologies Holding Company beneficially owns approximately 62.5% of our outstanding Class A ordinary shares as of May 31, 2026. As a result, we are a “controlled company” within the meaning of the Nasdaq Stock Market’s corporate governance rules. Antalpha Technologies Holding Company is in turn controlled by Mr. Andrea Dal Mas, Ms. Yuan Fang and Ms. Anggun Mulia Fortunata in equal proportion. So long as Antalpha Technologies Holding Company holds more than 50% of the voting power for the election of our directors, we are eligible to elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that (i) a majority of our board of directors consist of independent directors (Nasdaq Rule 5605(b)(1)), (ii) our compensation committee be composed entirely of independent directors (Nasdaq Rule 5605(d)), and (iii) our director nominations be made, or recommended to the full board of directors, by independent directors constituting a majority of the board’s independent directors or by a nominations committee comprised solely of independent directors (Nasdaq Rule 5605(e)). To the extent we rely on any such exemptions in the future, you will not have the same protections afforded to shareholders of companies that are subject to such corporate governance requirements. For a description of the corporate governance exemptions on which we currently rely, see the discussion under “Item 16G. Corporate Governance” in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

The Securities We May Offer

We may offer and sell, from time to time pursuant to this prospectus, our Class A ordinary shares, debt securities and warrants, in each case, in one or more offerings. The securities may be offered separately or together, in separate classes or series and in amounts, at prices and on terms described in one or more prospectus supplements. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of its effectiveness. We may sell the securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of the securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them. For more information, see “Plan of Distribution.”

Class A Ordinary Shares

We may offer Class A ordinary shares, par value $0.001 per share. Holders of our Class A ordinary shares are entitled to certain rights and are subject to certain limitations and restrictions as set forth under “Description of Share Capital” in this prospectus.

Debt Securities

We may offer debt securities from time to time, in one or more series, which may be senior, senior subordinated or subordinated debt securities. The debt securities will be issued under an indenture to be entered into between us and a trustee qualified to act as such under the Trust Indenture Act of 1939, as amended. A form of the indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The terms of any particular series of debt securities will be set forth in the applicable prospectus supplement.

Warrants

We may offer warrants for the purchase of our ordinary shares or debt securities, in one or more series. We may issue warrants independently or together with any of our ordinary shares or debt securities, and the warrants may be attached to or separate from such securities. The warrants will be evidenced by warrant certificates or by book-entry registration and may be issued under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Use of Proceeds

Except as may otherwise be described in the applicable prospectus supplement relating to an offering of securities, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. See “Use of Proceeds.”

Summary of Risk Factors

Investing in our Class A ordinary shares involves a high degree of risk. Below is a summary of some of the principal risks associated with an investment in our Class A ordinary shares. These are not the only risks we face. You should carefully consider these risks together with all of the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, before making an investment decision. Our business, financial condition, results of operations and prospects could be materially and adversely affected by any of these risks.

Risks Related to Our Business and Industry

●	Our business is directly affected by the volatility of Bitcoin prices, mining economics and hashprice, and by broader digital-asset market cycles, any of which could adversely affect the demand for our supply-chain financing and technology services from our institutional clients in the Bitcoin mining industry.

●	We have a limited operating history in our current business, which makes it difficult to predict our future results of operations and evaluate our prospects.

●	Our results of operations may fluctuate materially from period to period due to changes in the size and mix of our loan portfolio, changes in interest rates payable on our loans, realized and unrealized gains and losses on digital assets we hold or accept as collateral, and changes in the value of digital-asset collateral.

Risks Related to Counterparty Concentration and Funding

●	We derive a substantial portion of our revenue from a limited number of institutional clients, and the loss of any significant client, or a deterioration in our relationship with any such client, could materially and adversely affect our results of operations.

●	We have significant business relationships with Bitmain Technologies Delaware Limited and its affiliates, which act as a source of transaction referrals and, in certain cases, as a counterparty to our financing arrangements, and any adverse change in these relationships could materially and adversely affect us.

●	A substantial portion of our funding is provided through our credit facility with Northstar Bitcoin Ltd., and any termination, non-renewal or reduction of this facility, or any change in its terms, could materially and adversely affect our ability to conduct our business.

Risks Related to Regulation and Taxation

●	The regulatory framework applicable to digital assets, digital-asset service providers, and digital-asset-collateralized lending activities in the jurisdictions in which we operate is rapidly evolving and remains uncertain, and changes in law or regulation, or in the interpretation or enforcement thereof, could materially and adversely affect our business.

●	Certain of our operating subsidiaries have or have had a nexus to the People’s Republic of China, and adverse changes in PRC laws or regulations, or in the interpretation or enforcement thereof, including with respect to digital-asset activities or the provision of services to persons outside of the PRC, could materially and adversely affect us.

●	We may be, or may become, a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A ordinary shares.

Risks Related to Our Corporate Structure and Status as a Foreign Private Issuer

●	We are a Cayman Islands exempted company, and Cayman Islands law differs in certain material respects from the laws of the United States, which may make it more difficult for shareholders to protect their interests and to enforce judgments obtained in U.S. courts against us or our directors and executive officers.

●	Antalpha Technologies Holding Company beneficially owns a majority of our outstanding Class A ordinary shares, and as a result we are a “controlled company” within the meaning of the Nasdaq listing rules and we are able to rely on exemptions from certain corporate governance requirements.

●	As an “emerging growth company” and a “foreign private issuer,” we are permitted to, and do, rely on exemptions from certain reporting, corporate governance and disclosure requirements that are applicable to other U.S. public companies, which may make our Class A ordinary shares less attractive to investors.

Risks Related to This Offering and Ownership of Our Class A Ordinary Shares

●	The trading price of our Class A ordinary shares has been, and is expected to continue to be, volatile, and could decline significantly, including as a result of any offering of securities pursuant to this prospectus.

●	Our management will have broad discretion in the use of the net proceeds from any offering of securities under this prospectus, and we may not use those proceeds effectively.

●	Future sales or issuances of our Class A ordinary shares, or securities convertible into or exercisable for our Class A ordinary shares, including under this prospectus, could result in dilution to our existing shareholders and cause the trading price of our Class A ordinary shares to decline.

●	The debt securities that we may offer under this prospectus will be effectively subordinated to our secured indebtedness and structurally subordinated to the indebtedness and other liabilities of our subsidiaries, and, unless otherwise specified in the applicable prospectus supplement, our debt securities will be our unsecured obligations.

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, as well as the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and in any related free writing prospectus, before making a decision about investing in our Class A ordinary shares. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in those documents and in this prospectus, could materially and adversely affect our business, financial condition, liquidity, results of operations, capital position and prospects. As a result, the market or trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Ownership of Our Class A Ordinary Shares

You may experience future dilution as a result of future equity offerings or issuances.

In order to raise additional capital, we may in the future offer additional Class A ordinary shares, warrants or other securities convertible into or exchangeable for our Class A ordinary shares at prices that may not be the same as the price per share in prior offerings. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in prior offerings, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share in prior offerings.

Our management will have broad discretion over the use of the net proceeds from our sale of securities and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of any applicable prospectus supplement entitled “Use of Proceeds.” You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from any offering in a manner that does not produce income or that loses value. The investment of these proceeds may not yield a favorable return to our investors.

If you purchase our Class A ordinary shares sold in any offering, you may experience immediate and substantial dilution in net tangible book value.

The price per Class A ordinary share being offered may be higher than the net tangible book value per share of our issued and outstanding Class A ordinary shares prior to such offering. Assuming that we sell Class A ordinary shares in an offering at a price exceeding the net tangible book value per Class A ordinary share, you will suffer immediate and substantial dilution in the net tangible book value of the Class A ordinary shares you purchase in such offering. The exercise of outstanding share options and warrants, if any, may result in further dilution of your investment.

Sales of a significant number of our Class A ordinary shares in the public markets, or the perception of such sales, could depress the market price of our Class A ordinary shares.

Sales of a substantial number of our Class A ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A ordinary shares or other equity-related securities would have on the market price of our Class A ordinary shares.

The market price of our Class A ordinary shares may be volatile.

The market price of our Class A ordinary shares could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including those described under “Risk Factors” in our most recent Annual Report on Form 20-F.

We may issue debt securities that would rank senior to our Class A ordinary shares upon our liquidation.

We are permitted, subject to the terms of our memorandum and articles of association and any contractual restrictions, to issue debt securities that would rank senior to our Class A ordinary shares upon our liquidation. Upon our liquidation, holders of debt securities and lenders with respect to our outstanding borrowings, if any, would receive distributions of our available assets prior to holders of our ordinary shares. Future offerings of debt or senior equity securities may adversely affect the market price of our ordinary shares.

We are exploring opportunities in the artificial intelligence space. These initiatives are at an early stage, may not succeed, and could expose us to additional risks.

We are actively exploring potential opportunities in the artificial intelligence space, including the development of a Web3 AI agent. In May 2026, we launched an early-stage beta version of this product and are currently focused on product development and market validation. These initiatives are at a very early stage, and their ultimate success remains uncertain.

The artificial intelligence and Web3 markets are characterized by rapidly evolving technologies, emerging and uncertain regulatory frameworks, shifting industry standards, and intense competition from both established technology companies and new entrants. We cannot assure you that our AI initiatives, including our Web3 AI agent, will achieve commercial viability, gain market acceptance, or generate meaningful revenue. Even if the product is successfully developed, it may not achieve the functionality, performance, or user adoption necessary to be competitive.

Furthermore, because these initiatives are not core to our existing supply chain financing business, they may require significant management attention, financial resources and technical expertise that could divert resources from our established operations. The financial impact—from both a revenue and expense perspective—is not expected to be material in the near term, but we could incur unforeseen development costs, technical challenges or liability exposures.

We may also face regulatory uncertainty as both AI and blockchain technologies continue to evolve. Changes in laws or regulatory guidance regarding AI systems, data privacy, crypto assets or automated decision-making could limit our ability to develop, offer or scale these initiatives. There can be no assurance that our AI initiatives will ultimately align with applicable regulations or that we will not be subject to enforcement actions, fines or other penalties.

Given the early stage of these initiatives, the rapidly changing market conditions and the inherent uncertainties in developing new technologies, we cannot provide any assurance that our AI and Web3 AI agent initiatives will be successful or that they will contribute positively to our business, financial condition or results of operations. We may ultimately decide to scale back, restructure or discontinue these initiatives entirely.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains, and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain or will contain, forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, results of operations, business strategy, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, those discussed in “Risk Factors” in this prospectus, the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this prospectus or any prospectus supplement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Enforceability of Civil Liabilities

We are incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of our assets and the assets of these persons are located outside the United States. Most of our directors and officers reside in Hong Kong and Singapore. As discussed below, we have been advised that, among other things, there are no treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States in the Cayman Islands, Singapore or Hong Kong. Additionally, effecting service of process and enforcing civil liabilities outside of the United States may also be subject to cost and time constraints. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that the courts of the Cayman Islands are unlikely to (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have also been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (f) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our management has been advised by its legal counsel that Singapore and Hong Kong do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear whether any extradition treaty now in effect between the United States and these jurisdictions would permit effective enforcement of criminal penalties of U.S. federal securities laws.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, business expansion, repayment or refinancing of existing indebtedness and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products, businesses or assets that complement our business, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus.

The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, and the amount of cash generated by our operations. As a result, our management will have broad discretion to allocate the net proceeds we receive from any offering. The net proceeds may be invested temporarily until they are used for their stated purposes. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government, or hold the net proceeds as cash.

If we elect at the time of an issuance of securities to make different or more specific use of proceeds other than as set forth herein, the change in use of proceeds will be described in the applicable prospectus supplement.

Description of Share Capital

The following description of our share capital and provisions of our memorandum and articles of association are summaries and are qualified by reference to our memorandum and articles of association, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The description of our ordinary shares reflects the changes made to our memorandum and articles of association upon the completion of our initial public offering.

General

We are a Cayman Islands exempted company with limited liability incorporated in August 2023. Our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of May 31, 2026, we had 24,014,343 ordinary shares issued and outstanding, par value US$0.001 per share, comprised of 24,014,343 Class A ordinary shares, par value US$0.001 per share (excluding 1,909,667 Class A ordinary shares held by us through our ESOP platform reserved for future issuances upon the exercise or vesting of awards granted under our Share Incentive Plan and 3,490 Class A ordinary shares repurchased by us and held as treasury shares but not yet cancelled), and nil Class B ordinary shares issued and outstanding out of 3,125,000 Class B ordinary shares authorized, par value US$0.001 per share.

Ordinary Shares

Our authorized share capital consists of Class A ordinary shares and Class B ordinary shares (with power for our directors to authorize the division of the shares into any number of classes and issue such shares with such rights, restrictions and privileges as they think fit). Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights, as described below. As of the date of this prospectus, no Class B ordinary shares are issued and outstanding. The following description of our Class A ordinary shares is qualified in its entirety by reference to our amended and restated memorandum and articles of association.

Class A Ordinary Shares

General

All of our issued and outstanding Class A ordinary shares are fully paid and non-assessable. Our Class A ordinary shares are issued in registered form and are issued when registered in our register of members. Our Class A shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our Class A ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our amended and restated memorandum and articles of association. In respect of matters requiring shareholders’ vote, on a poll, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to twenty votes. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at the meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Our shareholders may, among other things, subdivide or consolidate their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors or the chairman of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote and present at the general meeting.

Transfer of Class A Ordinary Shares

Subject to the restrictions in our amended and restated memorandum and articles of association as set out below, any of our Class A shareholders may transfer all or any of his or her Class A ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Notwithstanding the foregoing, Class A ordinary shares may also be transferred in accordance with the applicable rules and regulations of the Nasdaq Stock Market.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A ordinary share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Class A ordinary share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the Class A ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the Class A ordinary share is to be transferred does not exceed four; and (v) a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon Class A shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Repurchase of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of the shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Preemptive Rights

Our shareholders do not have preemptive rights.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

Inspection of Books and Records

Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we will provide our shareholders with annual audited financial statements.

Issuance of Additional Shares

Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series.

Class B Ordinary Shares

Each Class B ordinary share has the same rights as a Class A ordinary share, except as described below with respect to voting and conversion. As of the date of this prospectus, no Class B ordinary shares are issued and outstanding.

●	Voting Rights. On a poll, holders of Class B ordinary shares are entitled to twenty votes per share. Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our amended and restated memorandum and articles of association.

●	Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a shareholder to any person who is not (i) an affiliate of such shareholder, (ii) our chief executive officer or the chairman of our board of directors or (iii) an affiliate of our chief executive officer or the chairman of our board of directors, or upon a change of control of the ultimate beneficial ownership of any Class B ordinary share to any person who is not an affiliate of such shareholder, our chief executive officer or the chairman of our board of directors, or an affiliate of our chief executive officer or the chairman of our board of directors, such Class B ordinary share shall be automatically and immediately converted into the same number of Class A ordinary share.

●	Dividends and Liquidation. Holders of Class A ordinary shares and Class B ordinary shares are entitled to share equally and ratably on a per-share basis in any dividends or other distributions declared on our ordinary shares, and to share equally and ratably in our assets available for distribution to holders of our ordinary shares upon our liquidation, dissolution or winding up.

Preferred Shares

Our amended and restated memorandum and articles of association authorize our board of directors to issue, from time to time, preferred shares in one or more series. Subject to limitations prescribed by Cayman Islands law and our amended and restated memorandum and articles of association, our board of directors is authorized to fix for any series of preferred shares the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series, including, but not limited to:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on the ability to exercise the redemption or repurchase right;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred shares will be represented by depositary shares;

●	a discussion of any material U.S. federal income tax considerations and Cayman Islands tax considerations applicable to the preferred shares;

●	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior to or on parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred shares.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of a scheme of arrangement between the company and its shareholders or its creditors, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors (or class thereof) with whom the arrangement is to be made, that are, in each case, present and voting at a meeting convened for that purpose, and provided further that the arrangement is sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. If an arrangement and reconstruction by way of scheme of arrangement is approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where (a) the company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders); (b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and (c) those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act bona fide in the best interests of the company; a duty not to make a profit based on his position as director (unless the company permits him to do so); a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party; and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all of the issued and outstanding shares to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that (i) authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders, and (ii) limit the ability of shareholders to requisition and convene general meetings of shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we will provide our shareholders with annual audited financial statements.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust.

Listing

Our Class A ordinary shares are listed on the Nasdaq Global Market under the symbol “ANTA.”

Description of Debt Securities

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture to be entered into between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. References to articles and sections in such summary refer to articles and sections in the indenture. For your convenience, we have also included references in parentheses to certain sections of the indenture. Whenever we refer in this prospectus or in any prospectus supplement to particular articles or sections or defined terms of the indenture, those articles, sections or defined terms are incorporated by reference herein and therein, respectively. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which this prospectus is delivered:

●	the title and series, if any;

●	whether the debt securities will be senior, senior subordinated or subordinated;

●	the aggregate principal amount and any limit on such amount;

●	the price at which the debt securities will be issued;

●	the date or dates on which the principal of, and premium, if any, on, the debt securities will be payable;

●	the rate or rates (which may be fixed or variable) per annum, or the method of determining such rate or rates, at which the debt securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue;

●	the dates on which such interest, if any, will be payable and the record dates for such payment dates;

●	the trustee, the depositary, any registrar, paying agent and transfer agent;

●	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

●	the currency or currencies, including composite currencies, in which the debt securities will be denominated and in which principal, premium, if any, and interest, if any, will or may be payable;

●	if payments of principal of or any premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●	the denominations in which we will issue debt securities, if other than $1,000 and integral multiples thereof;

●	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for tax purposes and whether we can redeem the debt securities if we have to pay such additional amounts;

●	any covenants and any events of default applicable to the debt securities, which may be in addition to or in place of those described herein;

●	the form of the debt securities, including whether the debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both;

●	any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or U.S. government obligations;

●	whether and to what extent the debt securities will be guaranteed and the terms of any such guarantee;

●	whether and on what terms the debt securities are convertible into or exchangeable for any other securities; and

●	any other terms of the debt securities not inconsistent with the indenture.

We may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and other relevant considerations in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other senior and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt as described in the applicable prospectus supplement and the indenture under which any such subordinated debt securities are issued.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or the securities of other entities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms will include, among others, the following: the conversion or exchange price; the conversion or exchange period; provisions regarding the ability of us or the holder to convert or exchange the debt securities; events requiring adjustment to the conversion or exchange price; and provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indenture and the debt securities.

Events of Default and Remedies

The form of indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, except to the extent otherwise provided by the supplemental indenture or board resolution authorizing such series of debt securities:

●	default in any payment of interest on any debt security of such series when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of or premium, if any, on any debt security of such series when due, including, but not limited to, payment at its stated maturity, upon declaration of acceleration, upon required repurchase, upon redemption or otherwise;

●	failure to comply with any of our other agreements contained in such debt securities or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice; and

●	certain events of bankruptcy, insolvency or reorganization of our company.

Modification of Indenture; Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby, among other things: (a) change the maturity of the principal of, or any installment of principal of or interest on, any debt security; (b) reduce the principal amount of, or any premium or interest rate on, any debt security; or (c) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions, including our continuing obligation to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) on the 91st day after the applicable conditions described below have been satisfied. The conditions include, among others, our irrevocable deposit with the trustee or other paying agent of money or U.S. government obligations sufficient to pay all sums due for the principal of, and premium, if any, and interest on, the debt securities being defeased.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. The debt securities may be issued either as book-entry securities or as certificated securities. Book-entry securities of the same series will be issuable only in the form of one or more global securities.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under such indenture, undertakes to perform only such duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to such provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Warrants

We may issue warrants for the purchase of ordinary shares or debt securities. Warrants may be issued independently or together with our ordinary shares or debt securities, and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable, the following:

●	the title of the warrants;

●	the offering price of the warrants;

●	the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, number and terms of the ordinary shares or debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued, and the number of warrants issued with each such security;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants; and

●	any other material terms of the warrants.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of ordinary shares or principal amount of debt securities at the exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, holders of warrants may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

No Rights as Shareholders

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as a shareholder of our company with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any other rights whatsoever as shareholders of our company.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Plan of Distribution

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through one or more underwriters or dealers, including in connection with a firm commitment offering or a best efforts offering;

●	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

●	through agents, including in connection with an “at the market” offering as defined in Rule 415 of the Securities Act, that may be conducted with or without a sales agent, dealer or underwriter;

●	in block trades;

●	in privately negotiated transactions;

●	in transactions otherwise than on the Nasdaq Global Market or in transactions on the Nasdaq Global Market;

●	through a combination of any such methods of sale; or

●	through any other method permitted pursuant to applicable law.

We may distribute the securities from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. We may sell the securities through a rights offering, forward contracts or similar arrangements.

Our Class A ordinary shares are listed on the Nasdaq Global Market. Unless the applicable prospectus supplement provides otherwise, securities other than our ordinary shares will not be listed on a national securities exchange. We can give no assurance as to the development of liquidity or any trading market for any of the securities. Each prospectus supplement to which this prospectus relates will, where applicable: identify any such underwriter, dealer or agent; describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents; identify the amounts underwritten; and identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may indemnify the underwriters, dealers or agents that participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and the underwriters, dealers or agents may be entitled to contribution from us with respect to those liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in “at the market” offerings, we will issue and sell our securities to or through one or more underwriters or agents acting as our sales agent. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters or agents of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Any underwriters, dealers or agents to or through whom we sell securities pursuant to this prospectus that are required to be members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) will be members in good standing of FINRA at the time of any sale. In connection with any “at the market” offering or other offering of our securities, persons participating in such an offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Any such activities may be commenced and discontinued at any time and will be subject to Regulation M under the Exchange Act, including, where applicable, the restricted period restrictions and any prohibition on passive market making in our ordinary shares. To the extent that any such “at the market” offering is conducted as a “passive market making” transaction within the meaning of Rule 103 of Regulation M, the sales agent or underwriter will conduct any such passive market making activities in accordance with Rule 103.

The maximum number of Class A ordinary shares or other securities that may be sold in any single “at the market” offering under a prospectus supplement filed in connection with this prospectus will be specified in such prospectus supplement. Any sales agent or underwriter’s commissions and discounts payable in cash, securities or any combination thereof will also be described in the applicable prospectus supplement. Underwriters, dealers and agents involved in any offering may be entitled to indemnification and contribution from us with respect to certain liabilities, including liabilities under the Securities Act, and any underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A ordinary shares offered by this prospectus and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Unless otherwise indicated in the applicable prospectus supplement, certain other matters in connection with this offering, including the validity of any debt securities and warrants, will be passed upon for us by Ekberg, Fagre & Seem LLP. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or as having given an opinion upon the validity of the securities being offered hereby or upon other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingent basis, or, at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had a substantial interest in us or any of our subsidiaries, nor was any such person connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

The consolidated financial statements of Antalpha Platform Holding Company incorporated in this prospectus by reference from our Annual Report on Form 20-F have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

Where You Can Find More Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F, which include audited financial statements, and furnish current reports on Form 6-K and other information with and to the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus. Our SEC filings and the registration statement and the exhibits filed with the registration statement may be accessed through the SEC’s website at www.sec.gov.

We also maintain a website at https://www.antalpha.com, through which our SEC filings can be accessed free of charge as soon as reasonably practicable after they are filed with the SEC. The information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider information on our website as part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information contained in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 14, 2026 (File No. 001-42637);

●	our reports on Form 6-K furnished to the SEC on April 15, April 27, April 30, May 18, May 19 and July 28, 2026, in each case, only to the extent expressly stated therein that such report or portion thereof is incorporated by reference into this prospectus or our registration statement on Form F-3, and excluding any information that is “furnished” and not “filed” with the SEC; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed on May 8, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference into this prospectus all annual reports on Form 20-F that we file with the SEC, and all reports on Form 6-K that we furnish to the SEC that expressly state that they are incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, in each case after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering under this prospectus, and excluding any information that is “furnished” and not “filed” with the SEC. Any such document shall be deemed to be incorporated by reference into this prospectus from the date of its filing with, or furnishing to, the SEC. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Antalpha Platform Holding Company

7 Temasek Boulevard

Suntec Tower 1, #31-02

Singapore 038987

Attention: Investor Relations

Telephone: +65 6513 8815

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions. To be entitled to indemnification, these persons must have acted in good faith with a view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement is set forth in the Exhibit Index immediately preceding the signature page and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
1.2*	Form of At-the-Market Sales Agreement.
3.1	Second Amended and Restated Memorandum and Articles of Association of Antalpha Platform Holding Company (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-42637), filed with the SEC on April 14, 2026).
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-286629), filed with the SEC on April 18, 2025).
4.2	Form of Indenture.
4.3	Form of Debt Security.
4.4	Form of Warrant Agreement and Warrant Certificate.
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares.
5.2	Opinion of Ekberg, Fagre & Seem LLP regarding the validity of the debt securities and warrants.
23.1	Consent of WWC, P.C., independent registered public accounting firm.
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).
23.3	Consent of Ekberg, Fagre & Seem LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page to the initial Registration Statement filed on July 2, 2026).
25.1†	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 for the Indenture.
107**	Filing Fee Table.

*	To be filed as an exhibit to an amendment to this registration statement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference, as applicable.

**	Previously filed.

†	To be filed separately under electronic Form 305B2, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 29, 2026.

Antalpha Platform Holding Company

By:	/s/ Moore Xin Jin
Name:	Moore Xin Jin
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2026.

Signature	Title

/s/ Moore Xin Jin	Chairman of the Board of Directors and Chief Executive Officer
Moore Xin Jin	(Principal Executive Officer)

/s/ Moore Xin Jin	Director and Chief Financial Officer
Moore Xin Jin, as Attorney-in-Fact for Paul Guanning Liang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Moore Xin Jin	Independent Director
Moore Xin Jin, as Attorney-in-Fact for Sam Hanhui Sun

/s/ Moore Xin Jin	Independent Director
Moore Xin Jin, as Attorney-in-Fact for Yang Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Antalpha Platform Holding Company has signed this Amendment No. 1 in New York, New York, on July 29, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President